EXHIBIT 10.13

INVESTORS AGREEMENT

This INVESTORS AGREEMENT (this “Agreement”), is made and entered into as of                          , 2004, among Sunstone Hotel Investors, Inc., a Delaware corporation (the “Company”), Sunstone Hotel Investors, L.L.C. a Delaware limited liability company (“Sunstone Hotel Investors”), Sunstone/WB Hotel Investors IV, LLC, a Delaware limited liability company (“Sunstone/WB Hotel Investors IV”), WB Hotel Investors, LLC, a Delaware limited liability company (“WB Hotel Investors”) and Sunstone/WB Manhattan Beach, LLC, a Delaware limited liability company (“Sunstone/WB Manhattan Beach”). Each of Sunstone Hotel Investors, Sunstone/WB Hotel Investors IV, WB Hotel Investors and Sunstone/WB Manhattan Beach is referred to as an “Investor” and they are collectively referred to as the “Investors”.

WHEREAS, concurrently with the execution of this Agreement, the Company will effect an initial public offering of shares of its common stock; and

WHEREAS, the Company and the Investors desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in the Charter.

“Board of Directors” means the Board of Directors of the Company.

“Capital Stock” has the meaning set forth in the Charter.

“Charter” means the Amended and Restated Charter of the Company.

“Common Stock Ownership Limit” has the meaning set forth in the Charter.

“Director” means a member of the Board of Directors.

“Excepted Holder Limit” has the meaning set forth in the Charter.

“Investor Director” means a Director who is designated for such position by the Investors in accordance with Section 2.1.

“Investors’ Percentage Interest” means the percentage determined by dividing (i) the Shares by (ii) the outstanding shares of common stock of the Company, including shares of common stock owned by the Investors, and the shares of common stock issuable upon conversion of Membership Units.

“Membership Units” means membership units in the Partnership.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board of Directors or the Board of Directors or other committee of the Board of Directors who has the authority to nominate directors for election.

“Partnership” means Sunstone Hotel Partnership, LLC, a Delaware limited liability company.

“Shares” means the shares of common stock owned or issuable upon conversion of Membership Units owned by the Investors. Shares do not include shares of common stock or Membership Units acquired after the date of this Agreement other than upon conversion of Membership Units owned by the Investors on the date of this Agreement. Shares do include any other securities that subsequently may be issued or issuable by the Company as a result of a stock split or dividend or similar transaction involving the Shares and any securities into which the Shares may thereafter be changed or exchanged as a result of the reincorporation of the Company or merger, consolidation, recapitalization or similar transaction.

“Transfer” has the meaning set forth in the Charter.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Composition of the Board of Directors. The composition of the Board of Directors and manner of selecting members thereof shall be as follows:

(a) The Board of Directors shall be comprised of seven Directors. Such number of Directors shall be increased only in accordance with the Charter and the bylaws of the Company and Section 2.1(h) hereunder.

(b) Except as otherwise provided herein, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

(i) the Investors shall have the right to designate two Investor Directors, each of whom shall be nominated by the Nominating and Corporate Governance Committee; and

(ii) the Nominating and Corporate Governance Committee shall nominate the remaining Directors.

(c) Notwithstanding anything in the foregoing paragraph (b) to the contrary, (i) if at any time the Investors’ Percentage Interest is less than 20% but at least 10%, the

Directors shall be nominated as set forth in such paragraph (b) except the Investors shall have the right to designate one Investor Director and (ii) if at any time the Investors’ Percentage Interest is less than 10%, the Investors shall have no right to designate any Investor Directors and the Nominating and Corporate Governance Committee shall nominate all the Directors.

(d) Each Director nominated as provided above shall be included in the Company’s Notice of Meeting and Nominees for any election of Directors, which shall include only one nominee for each Director position subject to election, and shall be deemed nominated by or at the direction of the Board of Directors pursuant to the bylaws of the Company.

(e) The Investors and the Nominating and Corporate Governance Committee, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated in accordance with this Section 2.1 by the Investors or the Nominating Committee, respectively, upon the death, resignation, retirement, disqualification or removal from office of such Director. The Board of Directors shall elect each person so designated to fill the vacancy.

(f) In the event that the number of Investor Directors on the Board of Directors is less than the number that the Investors have the right (and wish) to designate pursuant to this Section 2.1, the Company shall take all necessary action to create sufficient vacancies on the Board of the Company to permit the Investors to designate the full number of Investor Directors which they are entitled (and wish) to designate pursuant to this Section 2.1 (such action to include seeking the resignation or removal of Directors, expanding the size of the Board of Directors or, at the request of the Investors, calling a special meeting of the shareholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, the Investors shall designate the person to fill such vacancy in accordance with this Section 2.1 and the Board of Directors shall elect each person so designated.

(g) In the event that the number of Investor Directors on the Board of Directors exceeds the number that the Investors have the right (and wish) to designate pursuant to this Section 2.1, the Investors shall, if requested by the Board of Directors (not including the Investor Directors), take all appropriate action to cause to resign that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.1.

(h) In the event the number of Directors on the Board of Directors is increased, the number of Directors that the Investor Directors shall have the right to designate pursuant to Section 2.1(b) shall be the total number of Directors on the Board of Directors multiplied by 0.2857, rounded to the nearest whole number, and the number of Directors that the Investor Directors shall have the right to designate pursuant to Section 2.1(c)(i) shall be the total number of Directors on the Board of Directors multiplied by 0.1429, rounded to the nearest whole number. In the event the number of Directors on the Board of Directors is decreased, the number of Directors that the Investor Directors shall have the right to designate pursuant to Section 2.1(b) and Section 2.1(c) shall not change.

Section 2.2 Solicitation and Voting of Shares.

(a) The Company shall use its best efforts, consistent with the fiduciary duties of the Directors, to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies (i) in favor of the nominees selected in accordance with Section 2.1, (ii) in favor of removal of any Director as contemplated by Section 2.1(g) and (iii) otherwise against the removal of any Director designated in accordance with Section 2.1.

(b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, so long as the Board of Directors includes (and will include after any such removal) the number of Investor Directors contemplated by Section 2.1, the Investors shall be present for purposes of establishing a quorum and shall vote all their shares of common stock (i) in favor of the nominees selected in accordance with Section 2.1, (ii) in favor of removal of any Director as contemplated by Section 2.1(g) and (iii) otherwise against the removal of any Director designated in accordance with Section 2.1. In any other matter submitted to a vote of the stockholders of the Company, the Investors may vote any or all of their shares in their sole discretion.

(c) The Company and the Investors, as stockholders of the Company, agree that they will take all actions reasonably within their control as necessary to effect the provisions of this Agreement and will not take any actions, including amending the Charter or bylaws of the Company, that would affect the ability or process for Investors to nominate directors pursuant to this Agreement.

Section 2.3 Investor Director Information. Each Investor Director shall provide to the Company (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual and (c) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if a contest is not involved), or otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

ARTICLE III

EXCEPTED HOLDER LIMIT

Section 3.1 Excepted Holder Limit. The Company, acting through its board of directors, has approved an exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit set forth in the Charter for the Investors. Effective as of the date hereof, the Investors shall be treated as an Excepted Holder, and shall be subject in the aggregate to an Excepted Holder Limit of          percent.

Section 3.2 Modification of Excepted Holder Limit. Subject to the limitations provided in Sections 7.2.1(a)(ii) and 7.2.8 of the Charter, the Excepted Holder Limit for the Investors shall be modified as follows:

(a) The Excepted Holder Limit for the Investors shall be reduced after any Transfer permitted in Article VII of the Charter by the Investors by the percentage of the outstanding shares of Capital Stock so Transferred, but the Excepted Holder Limit for the Investors shall not be reduced to a percentage which is less than the Common Stock Ownership Limit.

(b) Upon the issuance by the Company of any Capital Stock, the Excepted Holder Limit for the Investors shall be reduced to the percentage of the outstanding shares of Capital Stock held by the Investors immediately after such issuance, but the Excepted Holder Limit for the Investors shall not be reduced to a percentage which is less than the Common Stock Ownership Limit.

(c) Upon the repurchase by the Company of any Capital Stock, the Excepted Holder Limit for the Investors shall be increased to the percentage of the outstanding shares of Capital Stock held by the Investors immediately after such repurchase.

(d) Prior to the modification of the Excepted Holder Limit for the Investors pursuant to this Section 3.2, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT (as defined in the Charter).

Section 3.3 Representations. The exception described in Section 3.1 above is subject to the present and continuing accuracy of the following facts and representations:

(a) No individual, within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), as modified for purposes of the REIT ownership requirements by Section 856(h)(3)(A) of the Code (an “Individual”), directly, indirectly or constructively owns, applying the constructive ownership rules contained in Section 544 of the Code, as modified for REIT purposes by Section 856(h)(1) of the Code (“Owns”), an interest of more than 9.8 percent in the Investors.

(b) No Individual Owns, through the Investors, an interest in any or all classes or series of capital stock of the Company of more than 9.8 percent.

(c) To the knowledge and belief of the Investors, the Investors do not Own more than a 9.8 percent interest in any tenant of a property in which the Company holds any direct or indirect equity interest.

In addition, as a condition to the Investors’ continued treatment as an Excepted Holder subject to an Excepted Holder Limit, the Investors agree to confirm, from time to time, their ownership interests, if any, upon request, in (i) tenants of properties in which the Company holds a direct or indirect interest, (ii) any entity that directly, beneficially or constructively owns any interest in the Company, and (iii) any entity directly, beneficially or constructively owned or controlled by the Company.

The exception described in this Article III: (i) relates solely to the Aggregate Stock Ownership Limit and Common Stock Ownership Limit for purposes of applying Section 7.2.1(a)(i) of the Charter, and does not affect the application of any other limitations contained in the Charter, and (ii) relates only to shares of stock of the Company that are owned directly by the Investors, and does not affect the application of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit to shares of stock of the Company that are owned through any other chain. To the extent that any of the representations set forth above cease to be true at any time, shares of the Company’s stock Owned by the Investors may be automatically transferred to a trust to the extent provided by Sections 7.2.1(b), 7.2.7(a)(iii), and 7.3 of the Charter.

ARTICLE IV

OTHER MANAGEMENT RIGHTS

Section 4.1 General. In order to ensure that the Investors may substantially participate in, or substantially influence the conduct of, the management of the Company and the Partnership, and are therefore considered to have “management rights” within the meaning of United States Department of Labor Regulation 29 C.F.R. Section 2510.3-101(d)(3)(ii) with respect to their investments in the Shares and the Membership Units, the parties hereby agree as provided in this Article IV.

Section 4.2 Management Rights. The Company agrees that for so long as the Investors’ Percentage Interest is at least 10%, the Company shall:

(a) Provide each Investor or its designated representative with:

(i) as soon as available and in any event within forty-five (45) days after the end of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iii) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 actually prepared by the Company as soon as available, which shall be deemed to satisfy clauses (i) and (iii); and

(iv) true and correct copies of all other documents, reports, financial data and other information as the Investor may reasonably request with respect to the business and operations of the Company and the Partnership.

(b) Permit each Investor or its designated representative to visit and inspect any of the offices or other properties of the Company or any of its subsidiaries, to inspect the books of account of the Company or any subsidiary, and to discuss the affairs, finances and accounts of the Company or any subsidiary with its officers, all at such times during normal business hours as the Investor may reasonably request and upon reasonable notice.

(c) Permit each Investor or its designated representative to consult with appropriate officers and/or directors of the Company and its subsidiaries, at such times as reasonably requested by the Investor from time to time upon reasonable notice, with respect to all matters relating to the business and operations of the Company and its subsidiaries, and to make recommendations with respect thereto.

Section 4.3 Company Retains Discretion. The Company agrees to consider, in good faith, the recommendations of the Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

Section 4.4 Confidentiality. The Investor agrees, and will require each designated representative of the Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the Investor’s rights under this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment; Termination. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto. This Agreement shall terminate when the Investors no longer own any Shares.

Section 5.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, addressed as follows:

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Attention: Jon D. Kline

Facsimile No.: (949) 369-4110

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Attention: Alison S. Ressler and Steven B. Stokdyk

Facsimile No.: (310) 712-8800

If to the Investors, addressed as follows:

LB 54, Suite 2400

13155 Noel Road

Dallas, Texas 75240

Attention: Patrick K. Fox

Facsimile No: (972) 934-8333

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Unless otherwise specified, the Company may presume that any notice provided by any Investor is made on behalf of all Investors and, unless otherwise agreed by the Company, all actions and obligations of the Investors shall be jointly as a group on a pro rata basis based on the number of Shares owned by such Investors.

Section 5.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.5 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or

“include, without limitation,” respectively. Underscored references to Articles, Sections or Subsections shall refer to those portions of this Agreement.

Section 5.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Section 5.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event that any transferee of any Investor shall acquire Shares of that Investor, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if applicable, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

Section 5.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right.

Section 5.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 5.10 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

Section 5.11 Specific Performance. Each of the parties acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each party therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such parties. Accordingly, in addition to any other remedies that the parties may have at law or in equity, each party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party.

Section 5.12 Reorganization. In connection with any merger, consolidation, sale of all or substantially all of the Company’s assets, the Company will use its best efforts to take such actions, or to cause the other party to such transaction to take such actions, to ensure that the parties hereto have, immediately after consummation of such transaction, substantially the same rights in respect of such other Person or the Company, as applicable, as they may have immediately prior to consummation of such transaction in respect of the Company under this Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

SUNSTONE HOTEL INVESTORS, INC.

By:

Name:
Title:

SUNSTONE HOTEL INVESTORS, L.L.C.

By:

Name:
Title:

SUNSTONE/WB HOTEL INVESTORS IV, LLC

By:

Name:
Title:

WB HOTEL INVESTORS, LLC

By:

Name:
Title:

SUNSTONE/WB MANHATTAN BEACH, LLC

By:

Name:
Title: